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                                                                   Exhibit 23.01


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Rule 462(b) Registration
Statement (Form S-3 No. 333-     ) and related Prospectus of Sylvan Learning
Systems, Inc. for the registration of an additional 264,500 shares of its common stock and to the incorporation by reference therein of our report dated July 10, 1997 with respect to the consolidated financial statements and schedule of Sylvan Learning Systems, Inc. included in its Current Report on Form 8-K dated July 15, 1997, filed with the Securities and Exchange Commission.



Baltimore, Maryland                                     /s/ Ernst & Young LLP
July 29, 1997